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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Innovasive Devices, Inc.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Johnson & Johnson of our report dated February 18,
1999 relating to the financial statements and financial statement schedule appearing in Innovasive Devices, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                   /s/ PricewaterhouseCoopers LLP
                                   ------------------------------------
                                       PricewaterhouseCoopers LLP

Boston, Massachusetts
January 10, 2000